UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2017

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2017, the Federal Home Loan Bank of Cincinnati (“FHLB”) received a letter from the Federal Housing Finance Agency (“Finance Agency”) indicating that the Finance Agency had no objection to the Bank’s entry into a Change in Control Severance Plan (“Severance Plan”) applicable to the FHLB’s named executive officers and other executive officers.

The Severance Plan applies to the President and Chief Executive Officer, all Executive Vice Presidents and all Senior Vice Presidents and any other officers who are designated by the Bank’s board of directors as participants.

Under the terms of the Severance Plan, if there is a Qualifying Termination during the period beginning on the earliest of the date a definitive agreement or order for a Change in Control has been entered, or the effective date of a Change of Control as prescribed by the Federal Housing Finance Agency, and ending, in all cases, twenty-four (24) months following the effective date of the Change in Control, the participant becomes entitled to certain severance payments and benefits.

These payments and benefits include the following:

•	The President and Chief Executive Officer would receive a cash payment equal to 2.5 times his/her annual base salary and annual target bonus amount.

•	An Executive Vice President would receive a cash payment equal to 1.75 times his/her annual base salary and annual target bonus amount.

•	A Senior Vice President would receive a cash payment equal to 1.5 times his/her annual base salary and annual target bonus amount.

•	Participants would receive a lump sum cash payment equal to the amount that would have been payable pursuant to the participant’s annual incentive compensation award for the year in which the date of a Qualifying Termination occurs based on actual FHLB performance, prorated based on the number of days the participant was employed that year.

•	Participants would receive a lump sum cash payment for outplacement assistance in the amount of $7,500 for the President and Chief Executive Officer, $4,500 for Executive Vice Presidents, and $2,500 for Senior Vice Presidents.

•	The President and Chief Executive Officer would receive 24 months, Executive Vice Presidents would receive 18 months, and Senior Vice Presidents would receive 12 months of health continuation coverage.

The Severance Plan defines a “Qualifying Termination” as any separation, termination or other discontinuation of the employment relationship between the FHLB and a participant, (A) by the FHLB, other than for “cause” (as defined in the Severance Plan); or (B) by the participant, for “good reason” (as defined in the Severance Plan), but does not include a termination resulting from the participant’s death or disability.

The Severance Plan defines a “Change in Control” as:

•	the merger, reorganization, or consolidation of the FHLB with or into, or acquisition of the FHLB by, another Federal Home Loan Bank or other entity;

•	the sale or transfer of all or substantially all of the business or assets of the FHLB to another Federal Home Loan Bank or other entity; or

•	a change in the composition of the Bank’s board that causes the combined number of member directors from the jurisdictions of Kentucky, Ohio and Tennessee to cease to constitute a majority of the Bank’s directors; or

•	the FHLB’s liquidation or dissolution.

The payments described above are payable in a lump sum within sixty (60) days following the participant’s employment termination date. All payments and benefits are conditioned on the executive having delivered an irrevocable general release of claims against the FHLB before payment occurs. In addition, all payments and benefits remain subject to the FHLB’s compliance with any applicable statutory and regulatory requirements relating to the payment of amounts under the Severance Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

October 13, 2017	By:	Donald R. Able

Name: Donald R. Able
Title: Executive Vice President, COO and CFO